Filed Pursuant to Rule 424(b)(3)

Registration No. 333-291061

PROSPECTUS

Altisource Portfolio Solutions S.A.

7,224,028
Shares of Common Stock

This prospectus relates to the resale by the investors listed in the section of this prospectus entitled “Selling Stockholders” (the “Selling Stockholders”) of up to 7,224,028 (the “Shares”) shares of our common stock, US$0.01 par value per share (“common stock”). We issued the Shares to the Selling Stockholders pursuant to that certain Exchange Agreement, dated February 19, 2025, between Altisource Portfolio Solutions S.A. (“we,” “us” or the “Company”), Altisource S.à r.l. (the “Borrower”) and the lenders party thereto (the “Exchange Agreement”).

We are registering the Shares covered by this prospectus as required by a registration rights agreement by and among the Company and the Selling Stockholders, dated February 19, 2025 (the “Registration Rights Agreement”).

Our registration of the Shares covered by this prospectus does not mean that the Selling Stockholders will offer or sell any of the Shares pursuant to this prospectus. The Selling Stockholders may sell the Shares covered by this prospectus in a number of different ways and at varying prices. For additional information on the possible methods of sale that the Selling Stockholders may use, you should refer to the section of this prospectus entitled “Plan of Distribution” beginning on page 11 of this prospectus. We will not receive any of the proceeds from the Shares sold by the Selling Stockholders.

No underwriter or other person has been engaged to facilitate the sale of the Securities in this offering. The Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), of the Shares that they are offering pursuant to this prospectus. We will bear all costs, expenses and fees in connection with the registration of the Shares. The Selling Stockholders will bear all commissions and discounts, if any, attributable to the sale of the Shares by the Selling Stockholders.

You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus carefully before you invest.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 5 of this prospectus, the applicable prospectus supplement and in any applicable free writing prospectuses, and under similar headings in the documents that are incorporated by reference into this prospectus.

Our common stock is currently listed on the Nasdaq Global Select Market under the symbol “ASPS.” On November 26, 2025, the last reported sale price of our common stock was $9.30 per share. Our stock price is subject to fluctuation.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 28, 2025.

ABOUT THIS PROSPECTUS

You should rely only on the information we have provided or incorporated by reference into this prospectus, any applicable prospectus supplement and any related free writing prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the Shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

The Selling Stockholders are offering the Shares only in jurisdictions where such issuances are permitted. The distribution of this prospectus and the issuance of the Shares in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the issuance of the Shares and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, the Shares offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

This prospectus describes the terms of the offering of the Shares by the Selling Stockholders. If required, each time the Selling Stockholders offer shares of common stock, we will provide you with, in addition to this prospectus, a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to that offering. We may also use a prospectus supplement and any related free writing prospectus to add, update or change any of the information contained in this prospectus or in documents we have incorporated by reference. This prospectus, together with any applicable prospectus supplements, any related free writing prospectuses and the documents incorporated by reference into this prospectus, includes all material information relating to this offering. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in a prospectus supplement. Please carefully read both this prospectus, any prospectus supplement and any related free writing prospectus together with the additional information described below under the section entitled “Incorporation of Certain Information by Reference” before buying any of the securities offered.

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When we refer to “Altisource,” “we,” “our,” “us” and the “Company” in this prospectus we mean Altisource Portfolio Solutions S.A., a Luxembourg société anonyme, or public limited liability company, and its consolidated subsidiaries, unless the context otherwise requires. When we refer to “you,” we mean the potential purchasers of the Shares.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

We own or have rights to use the trademarks and trade names that we use in conjunction with the operation of our business. Solely for convenience, our trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks and trade names.

All references to numbers of shares of common stock in this prospectus have been adjusted for the 1-for-8 share consolidation, which became effective on May 28, 2025.

INDUSTRY AND MARKET DATA

Unless otherwise indicated, we have based the information concerning our industry contained in this prospectus and incorporated by reference herein on our general knowledge of and expectations concerning the industry, which involve risks and uncertainties and are subject to change based on various factors, including those discussed in the “Risk Factors” incorporated by reference in this prospectus. These and other factors could cause the information concerning our industry to differ materially from those expressed in this prospectus and incorporated by reference herein.

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SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere in this prospectus or incorporated by reference in this prospectus. Because it is only a summary, it does not contain all of the information you should consider before making your investment decision and it is qualified in its entirety by, and should be read in conjunction with, all of the information contained or incorporated by reference in this prospectus, including the “Risk Factors” and our consolidated financial statements incorporated herein by reference.

Altisource Portfolio Solutions S.A.

We are an integrated service provider and marketplace for the real estate and mortgage industries. Combining operational excellence with a suite of innovative services and technologies, Altisource helps solve the demands of the ever-changing markets we serve.

We conduct our operations through two reportable segments: Servicer and Real Estate and Origination. In addition, we report Corporate and Others separately.

We are focused on becoming the premier provider of mortgage and real estate marketplaces and related technology enabled solutions to a broad and diversified customer base of residential real estate and loan investors, servicers, and originators. The real estate and mortgage marketplaces represent very large markets, and we believe our scale and suite of offerings provide us with competitive advantages that could support our growth. As we navigate the current state of the economy, interest rate environment, housing supply, and other macro-economic trends, we continue to evaluate our strategy and core businesses and seek to position our businesses to provide long-term value to our customers and shareholders.

Each of our business segments provides Altisource the potential to grow and diversify our customer and revenue bases. We believe these business segments address very large markets and directly leverage our core competencies and distinct competitive advantages. Our business segments and strategic initiatives follow:

Servicer and Real Estate: Through our offerings that support residential real estate and loan investors and forward and reverse servicers, we provide a suite of solutions and technologies intended to meet their growing and evolving needs. We are focused on growing referrals from our existing customer base and attracting new customers to our offerings. We have a customer base that includes government-sponsored enterprises, asset managers, and several large bank and non-bank servicers, including Onity Group Inc. We believe we are one of only a few providers with a broad suite of solutions, nationwide coverage and scalability. Further, we believe we are well positioned to gain market share from existing and new customers if they consolidate to larger, full-service providers or outsource services that have historically been performed in-house.

Origination: Through our offerings that support mortgage loan originators (or other similar mortgage market participants), we provide a suite of solutions and technologies to meet the evolving and growing needs of lenders, mortgage purchasers and securitizers. We are focused on growing business from our existing customer base, attracting new customers to our offerings and developing new offerings. We have a customer base that includes the Lenders One cooperative members, which includes independent mortgage bankers, credit unions, and banks, as well as bank and non-bank loan originators. We believe our suite of services, technologies and unique access to the members of the Lenders One mortgage cooperative position us to grow our relationships with our existing customer base by growing membership of Lenders One, increasing member adoption of existing solutions and developing and cross-selling new offerings. Further, we believe we are well positioned to gain market share from existing and new customers as customers and prospects look to Lenders One to help them improve their profitability and better compete.

Corporate and Others: Includes interest expense and costs related to corporate functions including executive, infrastructure and certain technology groups, finance, law, compliance, human resources, vendor management, facilities, risk management and eliminations between reportable segments.

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For a complete description of our business, financial condition, results of operations and other important information, we refer you to our filings with the U.S. Securities and Exchange Commission (the “SEC”) that are incorporated by reference in this prospectus, including our most recent Annual Report on Form 10-K and our subsequently filed Quarterly Reports on Form 10-Q. For instructions on how to find copies of these documents, see the section of this prospectus entitled “Where You Can Find More Information.”

Corporate Information

The statutory seat of Altisource Portfolio Solutions S.A. is in Luxembourg. Our office address and our principal executive office is located at 33, Boulevard Prince Henri, L-1724 Luxembourg, Grand Duchy of Luxembourg and our telephone number is (+352) 20 60 20 55.

We file Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statements and other information with the SEC. These filings are available to the public on the SEC’s website at www.sec.gov.

Our principal Internet address is www.altisource.com and we encourage investors to use it as a way to easily find information about us. We promptly make the reports we file or furnish with the SEC, corporate governance information (including our Code of Business Conduct and Ethics), select press releases and other related information available on this website. The information on, or information accessible through, our website is available for informational purposes only and is not incorporated by reference into, nor are they in any way part of, this prospectus and should not be relied upon in connection with making any decision with respect to an investment in our securities.

We are a “smaller reporting company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and may choose to take advantage of certain of the scaled disclosure requirements available for smaller reporting companies in this prospectus as well as in our filings under the Exchange Act.

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RISK FACTORS

Investing in any securities offered pursuant to this prospectus involves a high degree of risk. Before making an investment decision, you should carefully consider the risk factor below, the risks described under the heading “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K and under the heading “Item 1A. Risk Factors” in any subsequently filed Quarterly Report on Form 10-Q, together with all of the information appearing in or incorporated by reference into this prospectus. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

Risks Related to this Offering by the Selling Stockholders

The sale of the Shares registered for resale hereunder and future sales of substantial amounts of our common stock in the public market, or the perception that such sales may occur, may cause the market price of our common stock to decline significantly.

The Shares being offered for resale in this prospectus represent approximately 65.7% of our total outstanding common stock as of November 26, 2025. Further, certain Selling Stockholders beneficially own a significant percentage of the Company. Matthew Winkler, a member of our board of directors, is a Managing Director at Benefit Street Partners, LLC (“BSP”), which is an investment adviser registered with the SEC pursuant to the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”). BSP serves, either directly or through one or more of its advisory affiliates, as the investment adviser to several funds that beneficially own in the aggregate 3,945,232 shares of our common stock (including 2,173,114 shares of common stock issuable upon exercise of Stakeholder Warrants (as defined below)), or approximately 34.3% of our common stock as of November 26, 2025. We are registering 1,084,396 Shares for the entities affiliated with BSP pursuant to this prospectus. Mary C. Hickok, a member of the board of directors, serves as Managing Director at Deer Park Road Management, LP (“Deer Park”), which is the investment manager for certain funds that beneficially own 3,340,589 shares of common stock (including 1,855,050 shares of common stock issuable upon exercise of Stakeholder Warrants), or approximately 26.0% of our common stock as of November 26, 2025. We are registering 906,697 Shares for the entities affiliated with Deer Park pursuant to this prospectus.

The sale of the Shares in the public market, or the perception that holders of a large number of securities intend to sell their securities, could significantly reduce the market price of our common stock.

We cannot predict if and when the Selling Stockholders may sell such shares in the public markets. Furthermore, in the future, we may issue additional shares of common stock or other equity or debt securities convertible into shares of common stock. Any such issuance could result in substantial dilution to our existing stockholders and could cause our stock price to decline.

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DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference into this prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act, about Altisource. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact, and can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “could,” “should,” “projects,” “plans,” “goal,” “targets,” “potential,” “estimates,” “pro forma,” “seeks,” “intends” or “anticipates” or the negative thereof or comparable terminology. Forward-looking statements include discussions of strategy, financial projections, guidance and estimates (including their underlying assumptions), statements regarding plans, objectives, expectations or consequences of various transactions, and statements about the future performance, operations, products and services of Altisource. We caution our stockholders and other readers not to place undue reliance on such statements.

You should read this prospectus, any accompanying prospectus supplement and the documents incorporated by reference completely and with the understanding that our actual future results may be materially different from what we currently expect. Our business and operations are and will be subject to a variety of risks, uncertainties and other factors. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the risk factors set forth under the heading “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K and under the heading “Item 1A. Risk Factors” in any subsequently filed Quarterly Report on Form 10-Q and elsewhere in the other documents incorporated by reference into this prospectus.

You should assume that the information appearing in this prospectus, any accompanying prospectus supplement, any related free writing prospectus and any document incorporated herein by reference is accurate as of its date only. Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All written or oral forward-looking statements attributable to us or any person acting on our behalf made after the date of this prospectus are expressly qualified in their entirety by the risk factors and cautionary statements contained in and incorporated by reference into this prospectus. Unless legally required, we do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

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USE OF PROCEEDS

We are filing the registration statement of which this prospectus forms a part to permit the Selling Stockholders to resell the Shares. We will not receive any proceeds from the sale of the Shares by the Selling Stockholders.

The Selling Stockholders will pay any underwriting fees, discounts and commissions attributable to the sale of the Shares and any similar expenses they incur in disposing of the Shares. We will bear all other costs, fees, and expenses incurred in effecting the registration of the Shares covered by this prospectus. These may include, without limitation, all registration and filing fees, printing fees and fees and expenses of our counsel and accountants in connection with the registration of the Shares covered by this prospectus.

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DESCRIPTION OF CAPITAL STOCK

General Matters

Authorized Capital Stock

As of November 26, 2025, according to U.S. GAAP, there were 11,020,959 shares of our common stock issued, of which 27,410 shares were held as treasury stock, and 10,993,549 shares of our common stock outstanding. As accounted under Luxembourg law, as of November 26, 2025 there were 11,123,729 shares of our common stock issued, of which 130,180 shares were held as shares of common stock held as treasury stock, and 10,993,549 shares of our common stock outstanding.

Under the Amended and Restated Articles of Incorporation of Altisource Portfolio Solutions S.A. (our “Articles”), our Board of Directors has the authority (“capital autorisé”) until February 18, 2030 to issue up to 191,832,982 (one hundred and ninety-one million eight hundred and thirty-two thousand nine hundred and eighty-two) shares of capital stock, par value of US$0.01 per share, all of which are classified as common stock.

The following summary of certain terms of Altisource capital stock describes the material provisions of our Articles, which are included as Exhibit 3.1 to our Annual Report on Form 10-K for the year ended December 31, 2024, which was filed with the SEC on March 31, 2025 (our “2024 Form 10-K”). The following summary does not purport to be complete and is subject to, and qualified in its entirety by, our Articles and by applicable provisions of law.

Common Stock

The holders of shares of Altisource common stock will be entitled to one vote for each share on all matters voted on by shareholders, and the holders of such shares will possess all voting power. Accordingly, the holders of the majority of the shares of Altisource common stock cast (excluding any abstentions, empty or invalid votes) at the shareholders’ meeting voting for the election of directors can elect all of the directors if they choose to do so. The holders of shares of Altisource common stock will be entitled to such dividends as may be proposed from time to time by our Board of Directors and approved by the shareholders’ meeting and, under Luxembourg law, only if the Company has sufficient distributable profits and retained earnings from previous fiscal years or if the Company has freely distributable reserves. To date, Altisource has not paid any cash dividends on its common stock, and we have no current plans to pay cash dividends. Under Luxembourg law, cash dividends paid by a Luxembourg company are, as a general rule, subject to a 15% withholding tax (or 17.65% if the Luxembourg company bears the withholding tax cost), unless (i) the domestic withholding tax exemption or (ii) a reduced rate under the relevant double tax treaty applies.

Transfer Agent and Registrar

Our transfer agent and registrar for Altisource common stock is Equiniti Trust Company, formerly American Stock Transfer & Trust Company. The transfer agent and registrar’s address is 28 Liberty Street, Floor 53, New York, NY 10005.

Listing

Our common stock is listed on the NASDAQ Global Select Market under the symbol “ASPS.”

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Certain Anti-Takeover Considerations

General

While Altisource’s Articles do not contain many of the typical provisions that would be considered to have an anti-takeover effect, Altisource’s directors and executive officers held approximately 2.6% of the voting power of our outstanding voting stock as of November 26, 2025. Matthew Winkler, a member of our board of directors, is a Managing Director at Benefit Street Partners, LLC (“BSP”), which is an investment adviser registered with the SEC pursuant to the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”). BSP serves, either directly or through one or more of its advisory affiliates, as the investment adviser to several funds that held approximately 16.1% of the voting power of our outstanding voting stock as of November 26, 2025. Mary C. Hickok, a member of the board of directors, serves as Managing Director at Deer Park Road Management, LP (“Deer Park”), which is the investment manager for certain funds that that held approximately 13.5% of the voting power of our outstanding voting stock as of November 26, 2025. Such concentration of voting power could discourage third parties from making proposals involving an acquisition of control of Altisource.

We set forth below a summary of certain provisions that possibly could impede or delay an acquisition of control of Altisource that our Board of Directors does not approve or otherwise support. We intend this summary to be an overview only and qualify it in its entirety by reference to the documents evidencing such provisions the forms of which we include as exhibits to our 2024 Form 10-K, as well as the applicable provisions of Luxembourg law.

Number of Directors; Removal; Filling Vacancies

Our Articles provide that the number of directors on our Board of Directors shall not be less than three (whenever there is more than one shareholder), which is the legal minimum nor more than seven. Each member of the Board of Directors may be elected for a maximum (renewable) term of six years. Our Articles further provide that directors may be elected at a general meeting of shareholders by simple majority of the votes cast (excluding any abstentions, empty or invalid votes) by the shareholders present in person or represented by proxy at the meeting. A vacancy or a newly created directorship as proposed by the Board of Directors may be filled by the Board of Directors on a provisional basis pending approval by shareholders at a shareholders’ meeting. Directors may at any time, with or without cause, be removed from office by resolution of the shareholders at a general meeting of shareholders, provided that a proposal for such resolution has been put on the agenda for the meeting in accordance with the requirements of Luxembourg law and our Articles or if the holders or proxies of all shares are present.

No Shareholder Action by Written Consent; Special Meetings

Altisource’s Articles provide that shareholders may take action at an annual or special shareholders’ meeting. Special meetings of shareholders may be called only if (1) Altisource’s Board of Directors or its auditors deem it necessary; or (2) if shareholders holding together 10% or more of our share capital request it. Altisource’s Articles do not allow for shareholder action by written consent in lieu of a meeting.

Supermajority Vote for Certain Actions

Our Articles and Luxembourg company law provide that certain Altisource actions require the affirmative vote of shareholders holding at least 2/3 of the votes present/represented and majority quorum of at least 50% of the share capital represented at the shareholders’ meeting. Such actions include: any change to Altisource’s Articles; any changes to the corporate purpose; any changes to the rights attached to shares; any increase in the share capital; the issuing of a new class of shares; and any merger, demerger or liquidation. If this quorum is not met at the first meeting, a second meeting, with the same agenda, may be called, in accordance with Luxembourg law, for which a quorum of 33 1/3% shall be required.

Indemnification of Directors and Officers

The following summary of material terms is qualified in its entirety by reference to the complete text of the statutes referred to below and our Articles.

Altisource shall indemnify its directors and officers unless the liability results from their gross negligence or willful misconduct. Our Articles make indemnification of directors and officers and advancement of expenses (except in cases where Altisource is proceeding against an officer or director) to defend claims against directors and officers mandatory on the part of Altisource to the fullest extent allowed by law. Under our Articles, a director or officer may not be indemnified if such person is found, in a final judgment or decree not subject to appeal, to have committed willful misconduct or a grossly negligent breach of his or her statutory duties as a director or officer. Luxembourg law permits the Altisource Portfolio Solutions S.A., or each director or officer individually, to purchase and maintain insurance on behalf of such directors and officers. Altisource Portfolio Solutions S.A. may obtain such insurance from one or more insurers.

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Altisource Portfolio Solutions S.A. also may enter into indemnification agreements with each of its directors and executive officers to provide for indemnification and expense advancement (except in cases where Altisource Portfolio Solutions S.A. is proceeding against an officer or director) and include related provisions meant to facilitate the indemnitee’s receipt of such benefits. We expect any such agreement to provide that Altisource Portfolio Solutions S.A. will indemnify each director and executive officer against claims arising out of such director or executive officer’s service to Altisource except (i) for any claim as to which the director or executive officer is adjudged in a final and non-appealable judgment to have committed willful misconduct or a grossly negligent breach of his duties or (ii) in the case of fraud or dishonesty by the director or executive officer. We also expect any such agreement to provide that expense advancement is provided subject to an undertaking by the indemnitee to repay amounts advanced if it is ultimately determined that he is not entitled to indemnification.

Altisource’s Board of Directors (if a majority of the Board is disinterested in the claim under which the officer or director is seeking indemnification) or an independent counsel will determine whether an indemnification payment or expense advance should be made in any particular instance and the executive officer or director seeking indemnification may challenge such determination. Indemnification and advancement of expenses generally will not be made in connection with proceedings brought by the indemnitee against Altisource.

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PLAN OF DISTRIBUTION

Each Selling Stockholder of the Shares and any of their pledgees, donees, assignees, transferees, and successors-in-interest may, from time to time, sell any or all of their Shares or interests in any Shares covered hereby on the NASDAQ Global Select Market or any other stock exchange, market, or trading facility on which the Shares are traded, or in private transactions. These sales or dispositions may occur at fixed or negotiated prices. The Selling Stockholders acknowledge that compliance with Regulation M of the Exchange Act is required during the distribution of the Shares and agree to ensure that any activities conducted are in full compliance with this and other applicable regulations. A Selling Stockholder may use any one or more of the following methods when selling Shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such Shares at a stipulated price per Share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell Shares under Rule 144 or any other exemptions from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of Shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the Shares or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Shares in the course of hedging the positions they assume. The Selling Stockholders may also sell Shares short and deliver these Shares to close out their short positions or loan or pledge the Shares to broker-dealers that in turn may sell these Shares. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Shares offered by this prospectus, which Shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

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The Selling Stockholders and any broker-dealers or agents that are involved in selling the Shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Shares.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the Shares. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages, and liabilities, including liabilities under the Securities Act.

Selling Stockholders will be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder. In addition, any Shares covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus or any other exemptions from registration under the Securities Act. The Selling Stockholders have advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale Shares by the Selling Stockholders.

Under the terms of the Registration Rights Agreement, we are obligated to have the registration statement of which this prospectus forms a part declared effective as soon as possible after its filing and in any event no later than February 19, 2026. We agreed to keep such registration statement effective until the earlier of (i) the day on which there are no longer any Registrable Securities (as defined in the Registration Rights Agreement) and (ii) February 19, 2030.

The resale Shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale Shares covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The Selling Stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Shares by the Selling Stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the Shares. All of the foregoing may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.

We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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SELLING STOCKHOLDERS

On February 19, 2025, Altisource Portfolio Solutions S.A. and its wholly-owned subsidiary, Altisource S.à r.l. (the “Borrower”) entered into the Exchange Agreement with 100% of the lenders under its prior credit agreement (the “Lenders”) pursuant to which each of the Lenders (i) contributed to the Company all of its rights, title and interest in, to and under approximately $72.8 million of the obligations under certain then existing term loans (“Equity Exchanged Term Loan Obligations”) for its pro rata share (based on such Lender’s term loans as of February 19, 2025) of 7,270,838 Shares, and (ii) contributed to the Borrower all of its rights, title and interest in, to and under the obligations under certain term loans other than Equity Exchanged Term Loan Obligations for its pro rata share (based on such Lender’s term loans as of February 19, 2025) of (A) certain exchange first lien loans, which were issued by the Borrower to such Lenders (or their designated affiliates) on February 19, 2025, in accordance with the Exchange Agreement, and (B) $3,048,638.33 in cash on account of all accrued and unpaid cash interest under the prior credit agreement.

We are registering 7,224,028 Shares issued pursuant to the Exchange Agreement in order to permit the Selling Stockholders to offer the shares for resale from time to time. Each Selling Stockholder has agreed to promptly notify the Company of any material inaccuracies or changes in the information provided regarding such Selling Stockholder herein that may occur at any time while the registration statement of which this prospectus forms a part remains effective; provided, that a Selling Stockholders is not required to notify the Company of any changes to the number of securities held or owned by the Selling Stockholder or its affiliates.

The table below was prepared based on written information furnished to us by or on behalf of the Selling Stockholders. Since the date on which the Selling Stockholders provided this information, the Selling Stockholders may have sold, transferred or otherwise disposed of all or a portion of the Shares in a transaction exempt from the registration requirements of the Securities Act. Unless otherwise indicated in the footnotes to the table below, we believe that (1) the Selling Stockholders are not broker-dealers or affiliates of a broker-dealer, (2) the Selling Stockholders do not have direct or indirect agreements or understandings with any person to distribute its respective Shares, and (3) the Selling Stockholders have sole voting and investment power with respect to all Shares beneficially owned. To the extent any Selling Stockholder is, or is affiliated with, a broker-dealer, it could be deemed to be, under SEC Staff interpretations, an “underwriter” within the meaning of the Securities Act. Information about the Selling Stockholders may change over time. Any changed information will be set forth in amendments or supplements to this prospectus, if required.

The table below lists the Selling Stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the Selling Stockholders. The second column lists the number of shares of common stock beneficially owned by each Selling Stockholder as of November 26, 2025. The third column list the percentage of shares of common stock beneficially owned by each Selling Stockholder.

The fourth column lists the shares of common stock being offered by this prospectus by the Selling Stockholders. The fifth and sixth columns assume the sale of all of the shares offered by the Selling Stockholders pursuant to this prospectus. We have based percentage ownership after this offering on 10,993,549 shares of common stock outstanding as of November 26, 2025.

The Selling Stockholders may sell all, some, or none of their shares in this offering. We cannot advise you as to whether the Selling Stockholders will in fact sell any or all of such shares. In addition, the Selling Stockholders may sell, transfer, or otherwise dispose of, at any time and from time to time, the shares in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. See "Plan of Distribution."

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Many of the Selling Stockholders hold (i) warrants to purchase shares of common stock requiring cash settlement through the cash payment to the Company of the exercise price (the “Cash Exercise Stakeholder Warrants”) and (ii) warrants to purchase shares of common stock exercisable on a cashless basis (the “Net Settle Stakeholder Warrants”, and together with the Cash Exercise Stakeholder Warrants, the “Stakeholder Warrants”), that were issued by Altisource on April 3, 2025. The Stakeholder Warrants are immediately exercisable and currently have an implied per share exercise price of $9.5998 per share of common stock. For purposes of the beneficial ownership table below, we have assumed that all of the shares underlying the Net Settle Stakeholder Warrants are beneficially owned. However, the number of shares of common stock issuable upon the exercise of Net Settle Stakeholder Warrants will depend on the price of the common stock at the time of exercise, and fewer than all the shares of common stock underlying the Net Settle Stakeholder Warrants will be issued upon any exercise of Net Settle Stakeholder Warrants.

For purposes of the table below, a Selling Stockholder is considered the beneficial owner of shares of common stock such Selling Stockholder directly or indirectly has, or shares, voting or investment power, as defined in the rules promulgated under the Exchange Act, or has the right to acquire voting or investment power within 60 days of November 26, 2025. Therefore, the shares of common stock beneficially owned by each Selling Stockholder includes the shares of common stock underlying Stakeholder Warrants owned by such selling Stockholder.

Name of Selling Stockholder	Number of Shares Beneficially Owned Prior to Offering	Percentage of Outstanding Shares Beneficially Owned Prior to Offering	Maximum Number of Shares to be Sold Pursuant to this Prospectus	Number of Shares Beneficially Owned After Offering	Percentage of Outstanding Shares Beneficially Owned After Offering
Benefit Street Partners Contingent Opportunities Fund - T LP (1)	364,086	3.3%	100,074	264,012	2.4%
Benefit Street Partners Special Situations Contingent Opportunities Fund LP (1)	476,576	4.2%	130,993	345,583	3.0%
Benefit Street Partners Special Situations Fund II-D (Cayman) L.P. (1)	1,101,390	9.5%	302,731	798,659	6.9%
Benefit Street Partners Special Situations Fund II (Cayman) Master L.P. (1)	881,086	7.7%	242,177	638,909	5.6%
Benefit Street Partners Special Situations Fund II LP (1)	1,122,094	9.7%	308,421	813,673	7.0%
Bentham Syndicated Loan Fund (2)	170,216	1.5%	152,445	17,771	*
California State Teachers’ Retirement System (2)	66,911	*	59,926	6,985	*
Concise Short Term High Yield Master Fund SPC (3)	150,827	1.4%	150,621	206	*
Copperhill Loan Fund I, LLC (2)	19,115	*	17,121	1,994	*
Credit Suisse Floating Rate Trust (2)	30,516	*	27,331	3,185	*
Credit Suisse Floating Rate High Income Fund (2)	267,646	2.4%	239,703	27,943	*
Credit Suisse Strategic Income Fund (2)	14,338	*	12,841	1,497	*
Davinci Reinsurance Ltd. (2)	11,625	*	10,413	1,212	*
Dollar Senior Loan Master Fund II, Ltd. (2)	27,265	*	26,076	1,189	*
Dollar Senior Loan Fund, Ltd. (2)	76,469	*	68,486	7,983	*
Erie Indemnity Company (2)	3,608	*	3,316	292	*
Erie Insurance Exchange (2)	37,978	*	34,014	3,964	*

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Name of Selling Stockholder	Number of Shares Beneficially Owned Prior to Offering	Percentage of Outstanding Shares Beneficially Owned Prior to Offering	Maximum Number of Shares to be Sold Pursuant to this Prospectus	Number of Shares Beneficially Owned After Offering	Percentage of Outstanding Shares Beneficially Owned After Offering
Jefferies LLC (4)	39,192	*	39,192	-	-
J.H. Lane Partners Master Fund, LP (5)	218,626	2.0%	218,626	-	-
Madison Park Funding XIV, Ltd. (2)	95,587	*	85,608	9,979	*
Madison Park Funding XIX, Ltd. (2)	66,910	*	59,925	6,985	*
Madison Park Funding XL, Ltd. (2)	76,469	*	68,486	7,983	*
Madison Park Funding XLII, Ltd. (2)	66,911	*	59,926	6,985	*
Madison Park Funding XLIII, Ltd. (2)	83,162	*	74,479	8,683	*
Madison Park Funding XLIV, Ltd. (2)	95,587	*	85,608	9,979	*
Madison Park Funding XVII, Ltd. (2)	76,469	*	68,486	7,983	*
Madison Park Funding XVIII, Ltd. (2)	38,233	*	34,243	3,990	*
Madison Park Funding XX, Ltd. (2)	52,571	*	47,084	5,487	*
Madison Park Funding XXI, Ltd. (2)	76,469	*	68,486	7,983	*
Madison Park Funding XXII, Ltd. (2)	52,571	*	47,084	5,487	*
Madison Park Funding XXIII, Ltd. (2)	76,469	*	68,486	7,983	*
Madison Park Funding XXIV, Ltd. (2)	76,469	*	68,486	7,983	*
Madison Park Funding XXIX, Ltd. (2)	57,351	*	51,365	5,986	*
Madison Park Funding XXVII, Ltd. (2)	94,838	*	84,937	9,901	*
Madison Park Funding XXVIII, Ltd. (2)	66,535	*	59,590	6,945	*
Madison Park Funding XXX, Ltd. (2)	75,719	*	67,815	7,904	*
Madison Park Funding XXXII, Ltd. (2)	91,197	*	81,676	9,521	*
Madison Park Funding XXXIV, Ltd. (2)	51,653	*	46,260	5,393	*
Madison Park Funding XXXV, Ltd. (2)	6,042	*	5,412	630	*
Mercer QIF Fund PLC – Mercer Investment Fund 1 (6)	490,374	4.5%	489,656	718	*
MJX Partners LLC (7)	33,758	*	27,032	6,726	*
One Eleven Funding III, LTD. (2)	34,197	*	30,628	3,569	*
Palm Tree Capital Management, LP (8)	11,919	*	11,919	-	-
Palmer Square CLO 2014-1, Ltd. (9)	24,475	*	21,920	2,555	-
Palmer Square CLO 2015-1, Ltd. (9)	41,609	*	37,265	4,344	-
Palmer Square CLO 2015-2, Ltd. (9)	33,208	*	29,741	3,467	-
Palmer Square CLO 2018-1, Ltd. (9)	35,040	*	31,382	3,658	-
Palmer Square CLO 2018-2, Ltd. (9)	43,786	*	39,215	4,571	-
Palmer Square CLO 2018-3, Ltd. (9)	35,775	*	32,040	3,735	-
Palmer Square CLO 2019-1, Ltd. (9)	28,895	*	25,879	3,016	-
Palmer Square Floating Rate Fund LLC (9)	3,553	*	3,183	370	-
PhenixFIN Corporation (10)	592,413	5.4%	533,315	59,098	*
Regatta IX Funding Ltd. (11)	44,825	*	43,632	1,679	*

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Name of Selling Stockholder	Number of Shares Beneficially Owned Prior to Offering	Percentage of Outstanding Shares Beneficially Owned Prior to Offering	Maximum Number of Shares to be Sold Pursuant to this Prospectus	Number of Shares Beneficially Owned After Offering	Percentage of Outstanding Shares Beneficially Owned After Offering
Regatta VI Funding Ltd. (11)	39,905	*	38,843	1,494	*
Regatta VII Funding Ltd. (11)	37,863	*	36,855	1,418	*
Regatta VIII Funding Ltd. (11)	41,157	*	40,061	1,542	*
REGATTA X Funding Ltd. (11)	45,072	*	43,872	1,688	*
Regatta XI Funding Ltd. (11)	41,250	*	40,152	1,546	*
Regatta XII Funding Ltd. (11)	41,364	*	40,263	1,549	*
Regatta XIV Funding Ltd. (11)	59,111	*	57,537	2,214	*
Regatta XV Funding Ltd. (11)	51,037	*	49,678	1,913	*
Regatta XVI Funding Ltd. (11)	33,054	*	32,174	1,238	*
Renaissance Investment Holdings Ltd. (2)	10,292	*	9,722	570	*
Saratoga Investment Corp. CLO 2013-1, Ltd. (12)	40,230	*	36,042	4,188	*
Signal Peak CLO 1 Ltd. (13)	57,258	*	51,280	5,978	*
Signal Peak CLO 3, Ltd. (13)	53,658	*	48,056	5,602	*
Signal Peak CLO 5, Ltd. (13)	53,658	*	48,056	5,602	*
Signal Peak CLO 7, Ltd. (13)	35,994	*	32,237	3,757	*
State of Wyoming (2)	31,250	*	27,989	3,261	*
STS Master Fund, Ltd. (14)	3,340,589	26.0%	906,697	2,433,892	18.6%
Three Line 2022-1, LLC (15)	40,115	*	36,829	3,286	*
UBS NOVA LUX GL SLF (2)	497,061	4.5%	445,164	51,897	*
Venture 28A CLO, Limited (16)	20,119	*	18,021	2,098	*
Venture 31 CLO, Limited (16)	20,119	*	18,021	2,098	*
Venture 32 CLO, Limited (16)	60,366	*	54,064	6,302	*
Venture 33 CLO, Limited (16)	36,513	*	32,701	3,812	*
Venture 35 CLO, Limited (16)	20,119	*	18,021	2,098	*
Venture 36 CLO, Limited (16)	5,038	*	4,513	525	*
Venture 37 CLO, Limited (16)	30,001	*	26,870	3,131	*
Venture 38 CLO, Limited (16)	38,240	*	34,248	3,992	*
Venture XIII CLO, Limited (16)	20,119	*	18,021	2,098	*
Venture XIX CLO, Limited (16)	20,119	*	18,021	2,098	*
Venture XV CLO, Limited (16)	20,119	*	18,021	2,098	*
Venture XVIII CLO, Limited (16)	30,183	*	27,032	3,151	*
Venture XXII CLO, Limited (16)	20,119	*	18,021	2,098	*
Venture XXIII CLO, Limited (16)	30,183	*	27,032	3,151	*
Venture XXIX CLO, Limited (16)	35,213	*	31,537	3,676	*
Venture XXVI CLO, Limited (16)	20,119	*	18,021	2,098	*
Venture XXVII CLO, Limited (16)	20,119	*	18,021	2,098	*

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Name of Selling Stockholder	Number of Shares Beneficially Owned Prior to Offering	Percentage of Outstanding Shares Beneficially Owned Prior to Offering	Maximum Number of Shares to be Sold Pursuant to this Prospectus	Number of Shares Beneficially Owned After Offering	Percentage of Outstanding Shares Beneficially Owned After Offering
Venture XXVIII CLO, Limited (16)	35,213	*	31,537	3,676	*
Venture XXX CLO, Limited (16)	40,243	*	36,042	4,201	*

*          Less than 1%.

(1)	BSP, an investment adviser registered with the SEC pursuant to the Investment Advisers Act, serves, either directly or through one or more of its advisory affiliates, as the investment adviser to the Selling Stockholder named herein. Mr. Ray Costa, Managing Director - Special Situations at BSP, exercises voting and dispositive power on behalf of BSP with respect to the shares held by the Selling Stockholder reported herein. Matthew Winkler, a member of the Company’s board of directors, is a Managing Director at BSP. BSP is a registered broker-dealer. The address of BSP and the Selling Stockholder named herein is One Madison Avenue, Suite 1600, New York, NY 10010. The number of shares of common stock beneficially owned prior to and after the offering includes the following number of shares underlying Stakeholder Warrants as of October 31, 2025:

Selling Stockholder	No. of Shares of Common Stock Underlying Stakeholder Warrants
Benefit Street Partners Contingent Opportunities Fund - T LP	200,546
Benefit Street Partners Special Situations Contingent Opportunities Fund LP	262,508
Benefit Street Partners Special Situations Fund II-D (Cayman) L.P.	606,668
Benefit Street Partners Special Situations Fund II (Cayman) Master L.P.	485,320
Benefit Street Partners Special Situations Fund II LP	618,072

(2)	Voting and dispositive power over the securities held by the Selling Stockholder are vested in a committee of three or more natural persons, and no single natural person has voting and dispositive power over such shares. The address for the Selling Stockholder is c/o UBS Asset Management (Americas) LLC, 11 Madison Ave, 9th Floor, New York, NY, 10010. The number of shares of common stock beneficially owned prior to and after the offering includes the following number of shares underlying Stakeholder Warrants as of November 26, 2025:

Selling Stockholder	No. of Shares of Common Stock Underlying Stakeholder Warrants
Bentham Syndicated Loan Fund	13,602
California State Teachers’ Retirement System	5,346
Copperhill Loan Fund I, LLC	1,526
Credit Suisse Floating Rate Trust	2,438
Credit Suisse Floating Rate High Income Fund	21,388
Credit Suisse Strategic Income Fund	1,146
Davinci Reinsurance Ltd.	928
Dollar Senior Loan Master Fund II, Ltd.	910
Dollar Senior Loan Fund, Ltd.	6,110

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Erie Indemnity Company	224
Erie Insurance Exchange	3,034
Madison Park Funding XIV, Ltd.	7,638
Madison Park Funding XIX, Ltd.	5,346
Madison Park Funding XL, Ltd.	6,110
Madison Park Funding XLII, Ltd.	5,346
Madison Park Funding XLIII, Ltd.	6,646
Madison Park Funding XLIV, Ltd.	7,638
Madison Park Funding XVII, Ltd.	6,110
Madison Park Funding XVIII, Ltd.	3,054
Madison Park Funding XX, Ltd.	4,200
Madison Park Funding XXI, Ltd.	6,110
Madison Park Funding XXII, Ltd.	4,200
Madison Park Funding XXIII, Ltd.	6,110
Madison Park Funding XXIV, Ltd.	6,110
Madison Park Funding XXIX, Ltd.	4,582
Madison Park Funding XXVII, Ltd.	7,578
Madison Park Funding XXVIII, Ltd.	5,316
Madison Park Funding XXX, Ltd.	6,050
Madison Park Funding XXXII, Ltd.	7,288
Madison Park Funding XXXIV, Ltd.	4,128
Madison Park Funding XXXV, Ltd.	482
One Eleven Funding III, LTD.	2,732
Renaissance Investment Holdings Ltd.	436
State of Wyoming	2,496
UBS NOVA LUX GL SLF	39,722

(3)	Thomas Krasner exercises voting and dispositive power with respect to the shares held by the Selling Stockholder reported herein. The number of shares of common stock beneficially owned prior to and after the offering includes 206 shares of common stock underlying Stakeholder Warrants. The address for the Selling Stockholder is 777 Brickell Ave, Suite 630, Miami, FL 33131.

(4)	Joseph Semenia at Jefferies LLC exercises voting and dispositive power with respect to the shares held by the Selling Stockholder reported herein. Jefferies LLC is a registered broker-dealer. The address for the Selling Stockholder is 101 Hudson Street, NJ 07302.

(5)	Haskel Ginsberg, Chief Financial Officer of J.H. Lane Partners, LP, exercises voting and dispositive power with respect to the shares held by the Selling Stockholder reported herein. The address for the Selling Stockholder is 126 E 56th Street, Suite 1002, New York, NY 10022.

(6)	Thomas Krasner, Principal, exercises voting and dispositive power with respect to the shares held by the Selling Stockholder reported herein. The address for the Selling Stockholder is 777 Brickell Ave, Suite 630, Miami, FL 33131. The number of shares of common stock beneficially owned prior to and after the offering includes 718 shares underlying Stakeholder Warrants.

(7)	Pierre Batrouni and Hans Christensen exercise voting and dispositive power with respect to the shares held by the Selling Stockholder reported herein. The address for the Selling Stockholder is 12 E 49th Street, 38th Floor, New York, NY, 10017. The number of shares of common stock beneficially owned prior to and after the offering includes 5,148 shares underlying Stakeholder Warrants.

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(8)	Jeff Nikora, General Partner of the Selling Stockholder, exercises voting and dispositive power with respect to the shares held by the Selling Stockholder reported herein. The address for the Selling Stockholder is 29211 Sea Lion Place, Malibu, CA 90265.

(9)	Matt Bloomfield at Palmer Square Capital Management LLC exercises voting and dispositive power with respect to the shares held by the Selling Stockholder reported herein. The address for the Selling Stockholder is 1900 Shawnee Mission Parkway, #315, Mission Woods, KS 66205. The number of shares of common stock beneficially owned prior to and after the offering included 19,685 shares underlying Stakeholder Warrants as of November 26, 2025.

Selling Stockholder	No. of Shares of Common Stock Underlying Stakeholder Warrants
Palmer Square CLO 2014-1, Ltd.	1,956
Palmer Square CLO 2015-1, Ltd.	3,325
Palmer Square CLO 2015-2, Ltd.	2,654
Palmer Square CLO 2018-1, Ltd.	2,800
Palmer Square CLO 2018-2, Ltd.	3,499
Palmer Square CLO 2018-3, Ltd.	2,859
Palmer Square CLO 2019-1, Ltd.	2,309
Palmer Square Floating Rate Fund LLC	283

(10)	Ellida McMillan, CFO of PHENIXFIN Corporation, exercises voting and dispositive power with respect to the shares held by the Selling Stockholder reported herein. The address for the selling stockholder is 445 Park Ave, 10th Floor, New York, NY 10022. The number of shares of common stock beneficially owned prior to and after the offering includes 45,234 shares underlying Stakeholder Warrants.

(11)	Scott Lorinsky at Napier Park Global Capital (US) LP (“Napier Park”) exercises voting and dispositive power on behalf of Napier Park with respect to the shares held by the Selling Stockholder reported herein. The address for the Selling Stockholder is 280 Park Avenue, 3rd Floor, New York, NY 10017. The number of shares of common stock beneficially owned prior to and after the offering includes the following number of shares underlying Stakeholder Warrants as of November 26, 2025:

Selling Stockholder	No. of Shares of Common Stock Underlying Stakeholder Warrants
Regatta IX Funding Ltd.	486
Regatta VI Funding Ltd.	432
Regatta VII Funding Ltd.	410
Regatta VIII Funding Ltd.	446
REGATTA X Funding Ltd.	488
Regatta XI Funding Ltd.	448
Regatta XII Funding Ltd.	448
Regatta XIV Funding Ltd.	640
Regatta XV Funding Ltd.	554
Regatta XVI Funding Ltd.	358

(12)	Thomas V. Inglesby of Saratoga Partners exercises voting and dispositive power on behalf of Saratoga Partners with respect to the shares held by the Selling Stockholder reported herein. The address for the Selling Stockholder is 535 Madison Avenue, 4th Floor, New York, NY 10022. The number of shares of common stock beneficially owned prior to and after the offering includes 3,203 shares underlying Stakeholder Warrants.

(13)	Bradley Willson at ORIX Advisers, LLC exercises voting and dispositive power on behalf of ORIX Advisers, LLC with respect to the shares held by the Selling Stockholder reported herein. ORIX Advisers, LLC is a registered investment advisor. The address for the Selling Stockholder is 2001 Ross Avenue, Suite 1900, Dallas, TX 75201. The number of shares of common stock beneficially owned prior to and after the offering includes the following number of shares underlying Stakeholder Warrants as of November 26, 2025:

Selling Stockholder	No. of Shares of Common Stock Underlying Stakeholder Warrants
Signal Peak CLO 1 Ltd.	4,576
Signal Peak CLO 3, Ltd.	4,288
Signal Peak CLO 5, Ltd.	4,288
Signal Peak CLO 7, Ltd.	2,876

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(14)	Bradley W. Craig, Chief Operating Officer and Managing Partner of Deer Park, exercises voting and dispositive power with respect to the shares held by the Selling Stockholder reported herein. Mary C. Hickok, a member of our board of directors, serves as Managing Director at Deer Park, an affiliate of the Selling Stockholder. The address for the Selling Stockholder is 1195 Bangtail Way, Steamboat Springs, Colorado 80487. The number of shares of common stock beneficially owned prior to and after the offering includes (i) 1,457,283 shares of common stock and 1,789,762 shares of common stock underlying Stakeholder Warrants held by STS Master Fund, Ltd. and (ii) 28,256 shares of common stock and 65,288 shares of common stock underlying Stakeholder Warrants held by affiliates of Deer Park.

(15)	Robert China exercises voting and dispositive power with respect to the shares held by the Selling Stockholder reported herein. The address for the Selling Stockholder is 733 Third Avenue, Suite 1900, New York, NY 10017.

(16)	Frederick Taylor of MJX Asset Management exercises voting and dispositive power on behalf of MJX Asset Management with respect to the shares held by the Selling Stockholder reported herein. The address for the Selling Stockholder is 12 E 49th Street, 38th Floor, New York, NY, 10017. The number of shares of common stock beneficially owned prior to and after the offering includes the following number of shares underlying Stakeholder Warrants as of November 26, 2025:

Selling Stockholder	No. of Shares of Common Stock Underlying Stakeholder Warrants
Venture 28A CLO, Limited	1,606
Venture 31 CLO, Limited	1,606
Venture 32 CLO, Limited	4,824
Venture 33 CLO, Limited	2,918
Venture 35 CLO, Limited	1,606
Venture 36 CLO, Limited	402
Venture 37 CLO, Limited	2,396
Venture 38 CLO, Limited	3,056
Venture XIII CLO, Limited	1,606
Venture XIX CLO, Limited	1,606
Venture XV CLO, Limited	1,606
Venture XVIII CLO, Limited	2,412
Venture XXII CLO, Limited	1,606
Venture XXIII CLO, Limited	2,412
Venture XXIX CLO, Limited	2,814
Venture XXVI CLO, Limited	1,606
Venture XXVII CLO, Limited	1,606
Venture XXVIII CLO, Limited	2,814
Venture XXX CLO, Limited	3,216

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LEGAL MATTERS

The validity of the common stock will be passed upon for us by NautaDutilh Avocats Luxembourg S.à r.l. Certain matters of U.S. law will be passed upon for us by Paul Hastings LLP, New York, New York.

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EXPERTS

The consolidated financial statements of Altisource Portfolio Solutions S.A. as of December 31, 2024 and 2023 and for each of the years then ended incorporated in this prospectus by reference from the Altisource Portfolio Solutions S.A. Annual Report on Form 10-K for the year ended December 31, 2024 have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their report thereon (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a significant customer concentration as well as uncertainties associated with the customer, as discussed in Notes 3, 14 and 22 to the consolidated financial statements), incorporated herein by reference, and have been incorporated in this prospectus and the registration statement of which this prospectus forms a part in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities being offered under this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities being offered under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Altisource Portfolio Solutions S.A. The SEC’s Internet site can be found at www.sec.gov.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This prospectus is part of a registration statement filed with the SEC. The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus forms a part the information or documents listed below that we have filed with the SEC (File No. 001-34354):

•	Our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 31, 2025, as amended by Amendment No. 1 thereto filed with the SEC on April 1, 2025;

•	Our Quarterly Reports on Form 10-Q filed with the SEC on May 1, 2025, July 24, 2025 and October 23, 2025;

•	Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 31, 2025;

•	Our Current Reports on Form 8-K filed with the SEC on January 30, 2025, February 4, 2025, February 18, 2025, February 24, 2025, February 25, 2025 (excluding information furnished under Item 7.01), February 28, 2025, March 13, 2025 (accepted at 15:13:01), April 2, 2025 (excluding information furnished under Item 7.01), May 6, 2025, May 13, 2025 as amended by Form 8-K/A filed with the SEC on August 8, 2025 (in each case, excluding information furnished under Item 7.01) and August 4, 2025 (excluding information furnished under Item 7.01); and

•	The description of the common stock set forth in Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 7, 2024, including any amendments or reports filed for the purpose of updating such description.

In addition, all documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement and all such documents that we file with the SEC after the date of this prospectus and before the termination of the offering of our securities shall be deemed incorporated by reference (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) into this prospectus and to be a part of this prospectus from the respective dates of filing such documents.

Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may obtain copies of any of these filings by contacting us at the address and telephone number indicated below. Documents incorporated by reference are available from us without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus, by requesting them in writing or by telephone at:

Altisource Portfolio Solutions S.A.
33, Boulevard Prince Henri
L-1724 Luxembourg
Grand Duchy of Luxembourg
(352) 20 60 20 55

23

ALTISOURCE PORTFOLIO SOLUTIONS S.A.

7,224,028

Shares of Common Stock

Prospectus

November 28, 2025

Neither we nor the Selling Stockholders have authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus or any prospectus supplement. You must not rely on any unauthorized information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell any securities in any jurisdiction where it is unlawful. Neither the delivery of this prospectus, nor any sale made hereunder, shall create any implication that the information in this prospectus is correct after the date hereof.